UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Agreement

Debtor-In-Possession Credit Facility and Security Agreement

On April 25, 2022, GWG Holdings, Inc. (the “Company”) entered into a Superpriority Secured Debtor In Possession Credit and Guarantee Agreement (the “DIP Credit Agreement”) with the Company and GWG Life, LLC, as borrowers, GWG Life USA, LLC, GWG MCA Capital, Inc., GWG DLP Funding V Holdings, LLC and GWG DLP Funding V, LLC, as guarantors, National Founders LP, as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto (the “Lenders”) pursuant to which the Lenders have agreed to provide a multiple draw term loan facility in an aggregate principal amount of approximately $65 million. The parties to the DIP Credit Agreement also entered into a Debtor-In-Possession Security Agreement (the “DIP Security Agreement”) as of such date related to the DIP Credit Agreement to pledge their assets as collateral to the Lenders.

The maturity date of the DIP Credit Agreement is six months from the filing of the chapter 11 cases by the Company, GWG Life, LLC and GWG Life USA, LLC in the US Federal Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on April 20 2022 (the “Chapter 11 Cases”), and borrowings under the DIP Credit Agreement bear interest at Base Rate (as defined in the DIP Credit Agreement) plus 9.0% per annum for a Base Rate Loan (as defined in the DIP Credit Agreement) or Adjusted Term SOFR (as defined in the DIP Credit Agreement) plus 10.0% per annum for a Term SOFR Loan (as defined in the DIP Credit Agreement). The DIP Credit Agreement is secured by substantially all of the assets of the borrowers and the guarantors under the DIP Security Agreement and constitute “Senior Debt” for purposes of the Company’s Amended and Restated Indenture, dated as of October 23, 2017, among the Company, GWG Life, LLC and Bank of Utah, as trustee (as amended, the “Indenture”). As a result, the L Bonds issued under the Indenture, which includes the L Bonds, the Seller Trust L Bonds and the Liquidity Bonds, are subordinated to the obligations under the DIP Credit Agreement to the extent provided by the subordination provisions of the Indenture.

The DIP Credit Agreement includes conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size. The proceeds of all or a portion of the DIP Credit Agreement may be used for, among other things, general corporate purposes, including working capital and permitted acquisitions, administrative costs, premiums, expenses and fees of the transactions contemplated by the Chapter 11 Cases, for payment of court approved adequate protection obligations and other such purposes consistent with the DIP Credit Agreement.

The Company is seeking Bankruptcy Court approval (at the final hearing on the DIP Credit Agreement) of an option held by the Lenders (the “DLP VII Option”), under which the Lenders could elect to refinance in full the existing secured credit facilities of GWG DLP Funding IV, LLC and GWG DLP Funding VI, LLC with a new credit facility at (and transfer the entire life insurance policy portfolios to) a newly formed non-debtor special purpose vehicle (GWG DLP Funding VII, LLC). Exercise of the DLP VII Option would also be expected to result in payment in full of amounts then owing by the Debtors under the DIP Credit Agreement, thus satisfying the obligations of the debtors in the Chapter 11 Cases under the DIP Credit Agreement in full and allowing the debtors to keep the proceeds of the DIP Credit Agreement to fund expenses in the Chapter 11 Cases, pay employees and other post-petition service providers.

The foregoing description of the DIP Credit Agreement and DIP Security Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement and DIP Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2022, the Company received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the filing of the Chapter 11 Cases, Nasdaq will suspend trading of the Company’s common stock at the open of business on April 29, 2022. Nasdaq cited Listing Rules 5101, 5110(b) and IM-5101l-3 as the basis for its action. These rules and interpretations provide Nasdaq with discretion to delist a stock upon a bankruptcy filing.

Under Nasdaq rules, the Company has the ability to appeal Nasdaq’s action before a hearings panel, and the Company is evaluating its options in this respect.

Item 8.01 Other Events

NOL Motion

On April 22, 2022, the Bankruptcy Court approved, on an interim basis, a motion (the “NOL Motion”) to establish certain procedures and restrictions (the “Procedures”) with respect to the direct or indirect purchase, disposition or other transfer of the Company’s common stock and to provide related relief in order to preserve, and protect the potential value of, the Tax Attributes (as defined in the NOL Motion) of the debtors in the Chapter 11 Cases. The Procedures apply to (a) holders of the equivalent of beneficial ownership of more than 4.5% or more of outstanding common stock, (b) parties who are interested in purchasing sufficient common Stock to result in such party becoming a holder of 4.5% or more of Beneficial Ownership of outstanding common stock, and (c) any “50-percent shareholder” seeking to claim a worthless stock deduction. The Procedures require notice and a waiting period prior to such parties engaging in certain transfers of common stock or making certain declarations with regard to the worthlessness of the common stock, each as more fully described in the Procedures. Any transfer of or declaration of worthlessness in violation of the Procedures, including but not limited to the notice requirements, will be null and void ab initio and will result in remedial measures as specified by the Debtors or as the Bankruptcy Court may deem appropriate.

Additional Information on the Chapter 11 Cases and the NOL Motion

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent, Donlin Recano & Company, at their website at https://www.donlinrecano.com/gwg, or by calling 1 (888) 508-2507 (toll-free) or by email at gwginfo@donlinrecano.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Superpriority Secured Debtor In Possession Credit and Guarantee Agreement, dated as of April 25, 2022
10.2	Security Agreement, dated as of April 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: April 26, 2022	By:	/s/ Murray T. Holland
	Name:	Murray T. Holland
	Title:	Chairman, President and Chief Executive Officer

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